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                                                                   Exhibit 10.58

                                      AMENDMENT

                         LOUISVILLE GAS AND ELECTRIC COMPANY
                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


    WHEREAS, Louisville Gas and Electric Company, a Kentucky corporation with its principal office located in Louisville, Kentucky ("Company"), established the Louisville Gas and Electric Company Supplemental Executive Retirement Plan ("Plan") effective as of May 1, 1987; and

    WHEREAS, the Company reserved the right to amend the Plan by action of its Board of Directors; and

    WHEREAS, the Company now desires to amend said Plan to provide additional benefits to certain employees;

    NOW, THEREFORE, the Plan is amended, effective as of the date of the adoption of this Amendment by the Board of Directors, in the following respects:

(1) Section 1.4 is amended to read as follows:

    "1.4 'Company' means Louisville Gas and Electric Company, a Kentucky corporation with principal offices located at Louisville, Kentucky."

(2) Section 1.8 is amended to read as follows:

    "1.8 'Employee' means any person who is an officer in the regular full-time employ of the Company or a Participating Company, as determined by the personnel rules and practices of the Company or Participating Company."

(3) Section 1.9 is amended to read as follows:

    "1.9 'Member' means any Employee who has satisfied the requirements for membership set forth in Section 2.01."

(4) Sections 1.11, 1.12, 1.13 and 1.14 are renumbered as Sections 1.12, 1.13,
    1.14 and 1.15, respectively, and a new Section 1.11 is added to read as follows:

    "1.11 'Participating Company' means any subsidiary or affiliate of the Company listed in Appendix I."



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(5) Renumbered Section 1.14 is amended to read as follows:

    "1.14 'Service' means the number of years of Service (as such term is defined in the Retirement Income Plan for Employees of Louisville Gas and Electric Company Who Are Not Members of a Bargaining Unit) with the Company or a Participating
           Company."

(6) Section 2.1 is amended to read as follows:

    "2.1 An Employee shall become a Member of the Plan on the first day of the month following the completion of one (1) year of Service. An employee of the Company or a Participating Company who becomes an Employee shall become a Member of the Plan on the first day of the month following his becoming an Employee, provided that he has completed at least one (1) year of Service."

(7) Section 5.1 is amended to read as follows:

    "5.1 This Plan does not in any way obligate the Company, a Participating Company or any other subsidiary of the Company to continue the employment of a Member with the Company, participating Company or other subsidiary, nor does it limit the right of the Company, a Participating Company or other subsidiary at any time and for any reason to terminate the Member's employment. Termination of a Member's employment with the Company, a Participating Company or any subsidiary for any reason, whether by action of the Company, the Participating Company, the subsidiary, or the Member, shall immediately terminate his participation in the Plan and all future obligations of either party hereunder. In no event shall the Plan, by its terms or implications, constitute an employment contract of any nature whatsoever between the Company, a Participating Company or any other subsidiary, and a Member."

(8) Section 7.1 is amended to read as follows:

    "7.1 The benefits provided for a member and a Member's beneficiary under the Plan are in addition to any other benefits available to such member under any plan or program of the Company, Participating Company or any other subsidiary for their employees and, except as may otherwise be expressly provided for herein, the Plan shall supplement and shall not supersede, modify or amend any other plan or program of the Company, Participating Company or any other subsidiary. Moreover, benefits under the Plan shall

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           not be considered compensation for the purpose of computing contributions or benefits under any plan maintained by the Company, Participating Company or any other subsidiary which is qualified under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended."

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    IN WITNESS WHEREOF, the Company has caused this Amendment No. 6 to the Plan to be executed this ____ day of March, 1992 but to be effective the 1st day of January, 1992.

Attest:  (SEAL)                        LOUISVILLE GAS AND ELECTRIC
                                         COMPANY

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